Exhibit 10.1

THIRD AMENDING AGREEMENT TO OPTION AGREEMENT

THIS AGREEMENT made as of the 14th of September, 2021.

BETWEEN:

BEMETALS CORP. of Suite 3123 – 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1J1, a company existing under the laws of British Columbia

("BMET")

AND:

BEMETALS USA CORP. c/o BMET at Suite 3123 – 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1J1, a company existing under the laws of Delaware

("BMET USA")

AND:

THUNDER MOUNTAIN GOLD, INC. of Ste F – 11770 W. President Drive, Boise Idaho, USA, 83713, a company existing under the laws of Nevada

("THMG")

AND:

THUNDER MOUNTAIN RESOURCES, INC. c/o THMG at Ste F – 11770 W. President Drive, Boise Idaho, USA, 83713, a company existing under the laws of Nevada

("TMRI")

AND:

SOUTH MOUNTAIN MINES, INC. c/o THMG at Ste F – 11770 W. President Drive, Boise Idaho, USA, 83713, a company existing under the laws of Idaho

("SMMI")

WHEREAS each of BMET, BMET USA, THMG, TMRI and SMMI (collectively, the "Parties") is party to an option agreement dated February 27, 2019, as amended May 28, 2019 and June 1, 2020 (collectively, the "Option Agreement");

AND WHEREAS the Parties have agreed to further amend the Option Agreement as provided for in this third amending agreement to the option agreement (this "Third Amending Agreement");

NOW THEREFORE, in consideration of the respective covenants and agreements of the Parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.DEFINITIONS AND INTERPRETATION

In this Third Amending Agreement unless otherwise defined herein, or the context otherwise requires, all capitalized terms have the respective meanings ascribed thereto in the Option Agreement. This Third Amending Agreement amends the Option Agreement and shall be read in conjunction therewith.  In the event of any conflict or inconsistency between the Option Agreement and this Third Amending Agreement, the provisions of this Third Amending Agreement shall prevail.  All references in this Third Amending Agreement to Sections, unless otherwise expressly provided herein, are references to Sections of the Option Agreement.  All references in this Third Amending Agreement and the Option Agreement to the "Agreement" are references to the Option Agreement, as amended by this Third Amending Agreement.

2.AMENDMENTS TO OPTION AGREEMENT

(a)Section 1.1(78) of the Option Agreement is amended by replacing the definition of "Option Period" with the following:

“(78) "Option Period" means the period from the Tranche 2 Completion Date to December 31, 2022, unless agreed to be extended by all the Parties;”

(b)Section 1.1(145) of the Option Agreement is amended by replacing the definition of "Tranche 6" with the following:

“(145) "Tranche 6" means the Tranche 6 Cash Payment pursuant to section 4.2(1)(g);”

(c)The following sections be added immediately following Section 1.1(146) of the Option Agreement:

“(146.1) "Tranche 7" means the Tranche 7 Drilling Program pursuant to section 4.2(1)(h);

(146.2) "Tranche 7 Drilling Program" has the meaning given in section 4.2(1)(h);

(146.3) "Tranche 8" means the Tranche 8 Value Payment pursuant to section 4.2(1)(i);”

(d)Section 1.1(147) of the Option Agreement is amended by replacing the definition of "Tranche 6 Payment Date" with the following:

“(147) "Tranche 8 Payment Date" has the meaning given in section 6.1(1)(a);”

and all references to Tranche 6 Payment Date in the Option Agreement shall now be deemed to be read as Tranche 8 Payment Date.

(e)Section 1.1(148) of the Option Agreement is amended by replacing the definition of "Tranche 6 Shares" with the following:

“(148) "Tranche 8 Shares" has the meaning given in section 4.2(1)(i);”

and all references to Tranche 6 Shares in the Option Agreement shall now be deemed to be read as Tranche 8 Shares.

(f)Section 1.1(149) of the Option Agreement is amended by replacing the definition of "Tranche 6 Value Payment" with the following:

“(149) "Tranche 8 Value Payment" has the meaning given in section 4.2(1)(i);”

and all references to Tranche 6 Value Payment in the Option Agreement shall now be deemed to be read as Tranche 8 Value Payment.

(g)Section 4.2(1)(g) of the Option Agreement is amended by replacing it in its entirety with the following:

“(g) on or before September 30, 2021, make a cash payment to TMRI in the amount of US$250,000 (the "Tranche 6 Cash Payment"), which for greater clarity, shall complete the cash option payment requirements in full;

(h) commencing from September 10, 2021, fund and complete a surface drilling exploration program of a minimum of 7,000 feet (the "Tranche 7 Drilling Program"), which program shall include corresponding sampling and analysis.

(i) on or before the end of the Option Period, and provided that BMET USA has complied with the Option Exercise Notice procedures set forth in section 6.1, make on the Tranche 8 Payment Date a payment (the "Tranche 8 Value Payment") (which Tranche 8 Value Payment may be satisfied through the delivery of BMET Shares (the "Tranche 8 Shares"), a cash payment or a combination of Tranche 8 Shares and cash pursuant to section 4.3 below) equal to the lesser of:

(i)50% of the BMET Market Cap; and

(ii)the greater of either:

A.US$10 million; or

B.20% of the after-tax net present value calculated using a discounted cash flow methodology and at an 8% discount rate ("NPV") of the Property as calculated in the PEA,

less the sum of:

C.US$850,000 being the total amount of cash payments made by BMET USA pursuant to Tranche 1 to Tranche 5 as set out in subsections 4.2(1)(a), (d), (e), and (f) above

D.the Tranche 2 Shares Value; and

E.the aggregate value of the South Mountain Project Liabilities and any other liabilities of SMMI or OGT as at the date of, or otherwise resulting from, Completion, provided that no deduction will be made on account of (i) the OGT Reclamation Liability, and (ii) any liabilities in the nature of any reclamation, environmental or comparable obligation or liabilities that result from the activities carried out by BMET USA in accordance with this Agreement.”

(h)Section 4.10 of the Option Agreement is removed in its entirety.

(i)Section 6.1(1) of the Option Agreement is amended by replacing it in its entirety with the following:

“Provided that (i) BMET USA has satisfied its option exercise obligations under section 4.2(1)(a) to (h) in respect of Tranche 1 to Tranche 7, and (ii) the PEA has been received and posted on SEDAR for at least five (5) Business Days, BMET USA may give TMRI written notice (the "Option Exercise Notice"), which notice shall confirm:

(a)BMET USA's intention to complete the exercise of the Option and the anticipated date of completion (the "Tranche 8 Payment Date"), which shall be no less than six (6) Business Days following the date of the Option Exercise Notice; and

(b)the amount of the Tranche 8 Value Payment pursuant to section 4.2(1)(i), including the portion, if any, of the Tranche 8 Value Payment which will be paid through delivery of Tranche 8 Shares, and the basis for the calculation thereof (the "Tranche 8 Calculation").”

and all references to “Tranche 6 Calculation” in the Option Agreement shall now be deemed to be read as “Tranche 8 Calculation”.

(j)Section 6.3(2)(a) of the Option Agreement is amended by replacing it in its entirety with the following:

“pay to TMRI by way of wire transfer, certified cheque or other immediately available funds, an amount equal to the portion of the Tranche 8 Value Payment to be paid in cash, if any;”

(k)Section 13.1(3) of the Option Agreement is amended by replacing it in its entirety with the following:

“THMG may terminate this Agreement by written notice to BMET USA upon the failure of BMET USA to make any of the payments and/or deliveries or meet any of the obligations referred to in section 4.2(1)(a) to 4.2(1)(i) by the dates specified therein (subject to extension of such dates pursuant to section 10 of this Agreement);”

3.CONFIRMATION OF OPTION AGREEMENT

The Option Agreement, as amended by this Third Amending Agreement, is hereby confirmed in all respects and continues in full force and effect, with time remaining of the essence.

4.COUNTERPARTS

This Third Amending Agreement may be executed in any number of counterparts. Each counterpart is an original, but the counterparts together are one and the same document. The Agreement is binding on the Parties on the exchange of counterparts. A copy of a counterpart sent by facsimile machine or by electronic mail:

(a)must be treated as an original counterpart;

(b)is sufficient evidence of the execution of the original; and

(c)may be produced in evidence for all purposes in place of the original.

[Remainder of page intentionally left blank.]

EXECUTED AS AN AGREEMENT

BEMETALS CORP.		BEMETALS USA CORP.
By:	/s/ John Wilton	By:	/s/ John Wilton
	Authorized Officer		Authorized Officer
	John Wilton		John Wilton
	Name		Name
	President & CEO		CEO
	Title		Title

THUNDER MOUNTAIN GOLD, INC.		THUNDER MOUNTAIN RESOURCES, INC.
By:	/s/ Eric T. Jones	By:	/s/ Eric T. Jones
	Authorized Officer		Authorized Officer
	Eric T. Jones		Eric T. Jones
	Name		Name
	President & CEO		President
	Title		Title

SOUTH MOUNTAIN MINES, INC.
By:	/s/ E. James Collord
Authorized Officer
E. James Collord
Name
Vice-President
Title